Exhibit 5.1

O’Melveny & Myers LLP Two Embarcadero Center 28th Floor San Francisco, CA 94111-3823	T+1 415 984 8700 F+1 415 984 8701 omm.com	File Number: 0483955-00038

May 8, 2026

Lantronix, Inc.

48 Discovery, Suite 250

Irvine, California 92618

Re: Securities Registered under Registration Statement on Form S-3

We have acted as special counsel to Lantronix, Inc., a Delaware corporation (the “Company”), in connection with the filing of the registration statement on Form S-3 (File No. 333-284749) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by the Company of up to $100,000,000 in aggregate offering price of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The Registration Statement was declared effective by the Commission on February 19, 2025. Reference is made to our opinion letter, dated February 7, 2025, and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the sales agreement prospectus supplement (the “Prospectus Supplement”) filed on May 8, 2026 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to $30,000,000 in shares (the “Shares”) of Common Stock covered by the Registration Statement. The Shares are being offered and sold by the sales agents named in, and pursuant to, that certain Sales Agreement, dated May 8, 2026 (the “Sales Agreement”), among the Company and such sales agents.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including, among other things, the following:

(a)	the Registration Statement;

(b)	the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended through the date hereof (together, the “Organizational Documents”); and

(c)	originals or copies of resolutions of the board of directors of the Company (the “Board”) relating to the preparation and filing of the Registration Statement, the offering of the Shares pursuant to the Sales Agreement and the Prospectus Supplement and related matters.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. To the extent the obligations of the Company depend on the enforceability of any agreement against any other parties thereto, we have assumed that such agreement is enforceable against such other parties.

Austin • Century City • Dallas • Houston • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore

We have also assumed that, at or prior to the time of delivery of any Shares, (i) the effectiveness of the Registration Statement under the Securities Act has not been terminated or rescinded; (ii) the Prospectus Supplement describing the Shares offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, has been timely filed with the Commission; (iii) there has not occurred any change in law or further action by the Board (or an authorized committee thereof) affecting the validity of such Shares; and (iv) all Shares will be issued and sold in the manner contemplated by the Registration Statement, as amended by the Prospectus Supplement and any applicable prospectus supplement. We have also assumed that none of the issuance and delivery of such Shares will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on this examination, our reliance upon the assumptions in this letter and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this letter, we are of the opinion that the issuance and sale of the Shares have been duly authorized by all necessary corporate action on the part of the Company, and upon payment for and delivery of the Shares in accordance with the Sales Agreement, the Shares will be validly issued, fully paid and non-assessable.

The law covered by this letter is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or the Prospectus Supplement, other than as expressly stated herein with respect to the Shares. This letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this letter to reflect any facts or circumstances that arise after the date hereof and come to our attention or any future changes in laws.

We hereby consent to the filing of this letter as an exhibit to the Company’s Current Report on Form 8-K, dated May 8, 2026, and to the reference to this firm in the Prospectus Supplement under the heading “Legal Matters”. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Respectfully submitted, /s/ O’Melveny & Myers LLP

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